UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2009

SOUND REVOLUTION INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

Commission File Number: 333-118398

925 West Georgia Street, Suite 1820
Vancouver, British Columbia
Canada V6C 3L2
(Address of principal executive offices)

604.728.2522
(Registrant’s telephone number, including area code)

7 Vancouver Street, Suite 207
Barrie, Ontario
Canada L4M 4M1
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 9, 2009 Sound Revolution Inc. (the “Company”) accepted the resignation of Catherine LeBlanc as the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of the Company.

Ms. LeBlanc’s resignation did not result from any disagreement with the Company regarding its operations, policies, practices or otherwise.  Ms. LeBlanc will continue to serve as a director of the Company.

On February 9, 2009 the Company’s Board of Directors appointed Penny Green to succeed Ms. LeBlanc as the Company’s President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer.  On that date, the Company’s Board of Directors also appointed Ms. Green as a director of the Company, thereby increasing the number of directors on the Company’s Board of Directors to two.

The terms of Ms. Green’s engagement and compensation for her services as an officer and director of the Company have not been finalized as of the date of this report.

Penny Green

Penny Green is the founder of the Company and served as its President and Chief Executive Officer from June 5, 2001 to March 15, 2004, from May 30, 2005 to March 30, 2007, and from September 8, 2008 to September 15, 2008.  She also served as the Company’s Secretary from June 5, 2001 to March 15, 2004 and from June 15, 2004 to September 15, 2008, as well as its Treasurer and a director from June 5, 2001 to September 15, 2008.  In addition, Ms. Green acted as the Company’s Chief Financial Officer from August 11, 2004 to September 15, 2008 and its Chairman from March 15, 2004 to September 15, 2008.

Ms. Green is the managing attorney of the law firm Bacchus Corporate and Securities Law.  She has been practicing law for more than 12 years, and founded the firm approximately 10 years ago. She is called as an attorney is the State of Washington and the Province of British Columbia, and is a member of the Washington State Bar Association, the American Bar Association, the Law Society of British Columbia and the Canadian Bar Association.

Ms. Green is currently the Chief Financial Officer and a director of China Fiber Fuels Inc., a private company engaged in the cultivation of jatropha curcas plants and seeds in Southwesten China for the production of biodiesel.  She is also the Chief Financial Officer of Highbury Biofuel Technologies Inc., a private company involved in commercializing technologies for producing high-efficiency wood waste-based biofuels, promoting the reduction of greenhouse gas emissions and replacing non-renewable fossil fuel resources.

There are no other understandings or arrangements between Ms. Green and any other person pursuant to which she was appointed as a director or executive officer of the Company. There are no family relationships between Ms. Green and any former director or executive officer of the Company.  Ms. Green is 37 years old and does not hold a directorship in any other public company or any company registered as an investment company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2009	Sound Revolution Inc.
(Registrant)

By:	/s/ Penny Green
Penny Green
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary